Individual Deferred Variable Annuity Application Regular Mail Overnight Mail The United States Life Insurance with checks: with checks: Company in the City of New York P.O. Box 100357 2710 Media Center Drive Pasadena, CA 91189-0357 Building #6, Suite 120 Los Angeles, CA 90065-1750 Annuity Service Center without checks: without checks: 1050 North Western Street Amarillo, TX 79106-7011 P.O. Box 15570 1050 North Western Amarillo, TX 79105-5570 Amarillo, TX 79106-7011 [The indicates a required response. Please print or type.] 1 Product Selection ([Solicitation state indicates the state in which this Application is signed.]) [Product Name (Share Class)] Solicitation State [Polaris Retirement Protecto [(Enter two-character state code)] _NY Owner(s) Information Applications for certain non-naturally owned contracts may not be accepted. If the Owner indicated below is not a ï,1 person, please contact the Annuity Service Center prior to submitting this Application. Name ± Female Address City State ZIP Birth Date SSN/TIN Phone Email Joint Owner (if applicable) Name:± Female Address City State ZIP Birth Date SSN/TIN Relationship to Owner Phone 3 Annuitant(s) Information Same as Owner (Complete only if different from Owner) Name Female Address City State ZIP Birth Date SSN Phone Email Joint Annuitant (if applicable) Name Female Address City State ZIP Birth Date SSN Phone USLA-579 (8/19)

Page 2 of 9

4 Beneficiary Information

5→ [Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the [Additional Beneficiary Information form ([U2224BNE])] ←3and submitted with this Application. [Note: If any Living Benefit is elected with Joint Life (2 covered persons) under Section 4→[6(b)] below, you must provide the spousal beneficiary information here.]]

5→ ***[Joint Owners (Joint Annuitants if non-individual owner) shall be each other's sole primary beneficiary and any other beneficiary(ies) listed will be designated as "contingent."*** *If only one Owner is listed and the beneficiary type is not selected, the beneficiary will be designated as "primary." For [non-individually owned or custodially held IRAs and tax-qualified plans], if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application. If multiple beneficiaries are specified, percentages must total 100% and the beneficiary type must be selected. If no percentages are referenced and the beneficiary type is not selected, the listed beneficiaries will be designated "primary" beneficiaries and will share the death benefit equally, unless later modified by the Owner.]*

1. Beneficiary Name ______________________________ ❑ Primary ❑ Contingent
Address ______________________________ Relationship __________
Beneficiary %__________ SSN__________ Phone ______________________________
Birth/Trust Date ______________ Email ______________________________ ❑ Male ❑ Female

6→
2. Beneficiary Name ______________________________ ❑ Primary ❑ Contingent
Address ______________________________ Relationship __________
Beneficiary %__________ SSN__________ Phone ______________________________
Birth/Trust Date ______________ Email ______________________________ ❑ Male ❑ Female

5 Contract Type 7→ [(select one)] and Source of Funds

Initial Payment: Make check payable to **The United States Life Insurance Company in the City of New York (US Life).** If this is a 1035 Exchange, Transfer or Rollover, please complete the [Request for Transfer of Assets to US Life form ([U2500NB])] and submit it with this Application.7→ [See prospectus for minimum Purchase Payment amounts.] 3↑

5a. Non-Qualified Contract

Indicate source of funds and estimated initial Purchase Payment amount below.

Source of Funds	Amount
❑ Amount enclosed	$______
❑ 1035 Exchange	$______
❑ Transfer of Assets	$______
❑ Inherited Annuity *(not available with an Optional Living Benefit)*	$______
❑ Funds coming direct	$______
❑ Other	$______

7↑

OR 7↑

5b. Qualified Contract

Indicate type of plan for new contract, source of funds, and estimated initial Purchase Payment amount below.

Type of Plan for New Contract		Source of Funds	Amount
❑ IRA	❑ Keogh	❑ Amount enclosed	$______
❑ Roth IRA	❑ 401(a)*	❑ Transfer	$______
❑ SEP	❑ 401(k)*	❑ Rollover	$______
❑ Inherited IRA *(not available with an Optional Living Benefit)*		❑ Contribution	$______
❑ Other *(i.e. PSP, Defined Benefit Plan)* _____		IRA Tax Year:	______
*Is plan subject to ERISA? ❑ Yes ❑ No		❑ Funds coming direct	$______

7↑

6 Benefit Elections

9→ *Please consult with your [financial advisor]* ←8*to determine if the Benefit Elections are appropriate for you. Please see the prospectus and/or your [financial advisor]* ←8*for details regarding Benefit Elections, the maximum issue age, Investment Requirements and the additional fee associated with each Benefit Election.* ←13

4→ **[6(a)]. Optional Feature:** *If elected, there will be an additional fee of [0.40%] added to the Separate Account Charge referenced below under [6(c)]* ←4 *during the first four Contract Years. The elected feature replaces the default 7-year withdrawal charge period in the Contract. Refer to the prospectus for complete details.* ←9a

❑ **Early Access:** Provides a [4]-year withdrawal charge period

USLA-579 (8/19)

Page 3 of 9

6 Benefit Elections *continued*

4→ **[6(b)]. Optional Living Benefit Elections: You MUST complete I or II below**

I. ❑ **I am NOT electing an Optional Living Benefit (proceed to [6(c)] below)** ←4

II. If electing an Optional Living Benefit, you must make choices under **one** of the Living Benefit Elections below.

Living Benefit Elections (Select [Feature, Number of Lives and Income Option])

The Maximum Annual Withdrawal Amount (MAWA) percentages shown below are for those who take their first withdrawal at ages [65-71]. Depending on your Living Benefit election and when you take your first withdrawal, the MAWA percentages may be lower (under age [65]) or higher (age [72] and older) than the percentages shown below. Please see the prospectus for MAWA percentages and other income protections applicable to each Living Benefit.

Refer to the prospectus and/or your [financial advisor] ←8 ***for details regarding the additional fee associated with the features referenced in the table below.***

9b→

[Select One Feature ➡	❒ [Polaris Income Plus] *[(minimum issue age is [45])]*	❒ [Polaris Income Plus Daily] *[(minimum issue age is [45])]*	❒ [Polaris Income Builder] *[(minimum issue age is [65])]*
Select Number of Lives ➡	[❒Single Life *or* ❒Joint Life*]		[❒Single Life *or* ❒Joint Life*]
Select One Income Option ➡ *(Polaris Income Plus and Polaris Income Plus Daily only)]*	[❒ Option 1 – Single Life: [6.0%] MAWA Joint Life: [5.5%] MAWA ❒ Option 2 – Single Life: [7.0%] MAWA Joint Life: [6.5%] MAWA ❒ Option 3 – Single Life: [5.0%] for Life Joint Life: [4.5%] for Life]		[Single Life: [5.4%] for Life Joint Life: [4.9%] for Life]

**If selecting Joint Life Coverage, you must complete the spousal Beneficiary Information including the SSN and date of birth in Section 4.* 4↓

4→ **[Select your investment choice(s) in Section [7(a)] [on page 4]** ←9b **for [Polaris Income Plus][/Income Builder] [or Section [7(b)] [on page 5]** ←9b **for [Polaris Income Plus Daily].]** ←9b&13

9c→ **[6(c)]. [Optional Death Benefit Election:** A selection must be made below for this application to be in good order. See Section [6(a)] ←4 above or refer to the prospectus and/or your [financial advisor] ←8 for additional fee details associated with Benefit Elections referenced above.]

- ❑ [Return of Purchase Payment (ROP) *(Separate Account Charge: 1.15%)*]
- ❑ [Maximum Anniversary Value (MAV) *(Separate Account Charge: 1.40%)*]
- ❑ [Contract Value *(Separate Account Charge: 1.00%)*]

7 Investment Options / Optional Programs

[**General Instructions** *Please consult with your [financial advisor]* ←8 *to determine the investment options and optional programs that are best suited for your retirement needs.]* ←13

4↓

4→ [**Initial Purchase Payment:** *If an Optional Living Benefit was elected in Section [6(b)], we automatically allocate [**10%**] of your initial Purchase Payment to the [Secure Value Account (SVA)] [, which provides a [1-Year] Guarantee Period]. You may allocate the remaining [**90%**] to any of the investment choices in accordance with the Investment Options in Section [7(a)] [or] [7(b)][, where appropriate].]* ←13

4↑

10→ [**Automatic Asset Rebalancing:** *If an Optional Living Benefit was elected above, we rebalance your investment choice(s) quarterly to the investment options you select in Section [7(a)] [or] [7(b)]. [We do not include the [Secure Value Account] in rebalancing.]* ←13 4↑ 4↑

If you elected [**Polaris Income Plus**] ←9b [or] ←10a [**Polaris Income Builder**] ←9b	Select your investment options in Section [7(a)] [on page 4] ←9b and any optional programs Section [7(c)] below. ←4↑
13→ If you elected the [**Polaris Income Plus Daily**] ←9b	Select your investment options in Section [7(b)] [on page 5] ←9b and any optional programs in Section [7(c)] below. ←4↑ 4↓
If you are **not** electing a Living Benefit	4→ Skip [7(a)][/7(b)] and select any optional programs in Section [7(c)]. Complete the Investment Option Election Form (IOEF), which must be included with this Application to make your investment choice(s).

USLA-579 (8/19)

Page 4 of 9

4→ [7(a)]. [[Polaris Income Plus] [or] [Polaris Income Builder] – Investment Options ←11

11a→

Investment Options (Invest in one or more of the portfolios below)

11→ 11a→*[Indicate your initial Purchase Payment investment choice(s) in the **Payment Allocation** column below. To gradually invest using a DCA Account, invest up to **90%** in a DCA Account Option for your initial Purchase Payment in the **Payment Allocation** column and then choose the **DCA Target Allocation(s)** (investment options into which funds will gradually be transferred over 6 months or 1 year, beginning 30 days from the date your initial Purchase Payment is received) below. Use whole percentages only.]*

Payment Allocation
(Complete initial Purchase Payment allocation)

[Automatic Secure Value Account Allocation] *[10% Automatic Payment Allocation]* ←11b

	Payment Allocation
[Secure Value Account]	[10 %]←11b

[DCA Account Options] *[Invest up to 90% Payment Allocation of your initial Purchase Payment directly below and indicate your DCA Target Allocations totaling 100% in any combination of the Variable Portfolios listed below.]* ←11b

	Payment Allocation
6-Month DCA Account	____ %
1-Year DCA Account	____ %

[Variable Portfolios] ←11b

13→ **DCA Target Allocation** *(Complete if selecting a DCA Account)*

[Fund-of-Funds with Volatility Control] *[Invest up to 90% Payment Allocation (100% of your DCA Target Allocation) of your initial Purchase Payment in any combination of the following portfolios.]* ←11b

	Payment Allocation	DCA Target Allocation
SunAmerica Dynamic Allocation Portfolio (SAAMCo/AB)	____ %	____ %
SunAmerica Dynamic Strategy Portfolio (SAAMCo/AB)	____ %	____ %

[Single-Manager Volatility Control Portfolios] *[Invest up to 50% Payment Allocation (55% of your DCA Target Allocation) of your initial Purchase Payment in each of the following funds; with a maximum of 90% total (100% of your DCA Target Allocation) in any combination of the following portfolios.]* ←11b

	Payment Allocation	DCA Target Allocation
SA BlackRock VCP Global Multi Asset Portfolio	____ %	____ %
SA Schroders VCP Global Allocation Portfolio	____ %	____ %
SA T. Rowe Price VCP Balanced Portfolio	____ %	____ %
VCP Managed Asset Allocation SAST Portfolio (CRMC)	____ %	____ %
VCP Total Return Balanced Portfolio (PIMCO)	____ %	____ %
VCP Value Portfolio (Invesco)	____ %	____ %

[Fixed Income Portfolios] *[Invest up to 90% Payment Allocation (100% of your DCA Target Allocation) of your initial Purchase Payment in any combination of the following portfolios.]* ←11b

	Payment Allocation	DCA Target Allocation
Corporate Bond (Federated)	____ %	____ %
Global Bond (GSAM)	____ %	____ %
Goldman Sachs VIT Government Money Market	____ %	____ %
Government and Quality Bond (WMC)	____ %	____ %
Real Return (WMC)	____ %	____ %
SA JPMorgan MFS Core Bond Portfolio	____ %	____ %
Ultra Short Bond Portfolio (DFA)	____ %	____ %
Grand Total (for all sections above)	100 %	100 %

[**Important:** If you elected **[Polaris Income Plus Daily]**, please select your investment choices on the next page. ➡]

4↓

[7(b)]. Instructions for [Income Plus Daily]

Indicate your initial Purchase Payment investment choice(s) in the Payment Allocation column on the next page. To gradually invest using a DCA Account, invest up to 90% in a DCA Account Option for your initial Purchase Payment in the Payment Allocation column and then choose the DCA Target Allocation(s) (investment options into which funds will gradually be transferred over 6 months or 1 year, beginning 30 days from the date your initial Purchase Payment is received) on the next page. Use whole percentages only.] ←11c

USLA-579 (8/19)

Page 5 of 9

4→ **[7(b)]. [Polaris Income Daily] – Investment Options [*continued*]** ←12

12a→

Investment Options (Invest in one or more of the portfolios below)

12a→

Payment Allocation
(Complete initial Purchase Payment allocation)

[Automatic Secure Value Account Allocation] *[10% Automatic Payment Allocation]* ←12b

12→ [Secure Value Account] [10 %]←12b

[Invest up to 90% Payment Allocation of your initial Purchase Payment directly below and if using a DCA Account Option indicate your DCA Target Allocations totaling 100% in any combination of the Variable Portfolios listed further below (under the DCA Account Options section).] ←12b

[DCA Account Options] ←12b

6-Month DCA Account	_____ %
1-Year DCA Account	_____ %

[Variable Portfolios] ←12b

	Payment Allocation	**DCA Target Allocation** *(Complete if selecting a DCA Account)*
[Index Allocation Portfolios] ←12b		
13→ SA Index Allocation 60/40 Portfolio	_____ %	_____ %
SA Index Allocation 80/20 Portfolio	_____ %	_____ %
SA Index Allocation 90/10 Portfolio	_____ %	_____ %
[Asset Allocation Portfolios] ←12b		
American Funds Asset Allocation SAST Portfolio	_____ %	_____ %
Asset Allocation (Edge)	_____ %	_____ %
Asset Allocation: Diversified Growth (Putnam)	_____ %	_____ %
Balanced (JPMorgan)	_____ %	_____ %
SA BlackRock Multi-Asset Income Portfolio	_____ %	_____ %
SA MFS Total Return	_____ %	_____ %
Strategic Multi-Asset Portfolio (WMC)	_____ %	_____ %
[Actively Managed Fund-of-Funds] ←12b		
Managed Allocation Balanced (SAAMCo)	_____ %	_____ %
Managed Allocation Moderate (SAAMCo)	_____ %	_____ %
Managed Allocation Moderate Growth (SAAMCo)	_____ %	_____ %
Managed Allocation Growth (SAAMCo)	_____ %	_____ %
[Volatility Control Portfolios] ←12b		
SunAmerica Dynamic Allocation Portfolio (SAAMCo/AB)	_____ %	_____ %
SunAmerica Dynamic Strategy Portfolio (SAAMCo/AB)	_____ %	_____ %
SA BlackRock VCP Global Multi Asset Portfolio	_____ %	_____ %
SA Schroders VCP Global Allocation Portfolio	_____ %	_____ %
SA T. Rowe Price VCP Balanced Portfolio	_____ %	_____ %
VCP Managed Asset Allocation SAST Portfolio (CRMC)	_____ %	_____ %
VCP Total Return Balanced Portfolio (PIMCO)	_____ %	_____ %
VCP Value Portfolio (Invesco)	_____ %	_____ %
[Fixed Income Portfolios] ←12b		
Corporate Bond (Federated)	_____ %	_____ %
Global Bond (GSAM)	_____ %	_____ %
Goldman Sachs VIT Government Money Market Fund	_____ %	_____ %
Government and Quality Bond (WMC)	_____ %	_____ %
Real Return (WMC)	_____ %	_____ %
SA JPMorgan MFS Core Bond Portfolio	_____ %	_____ %
Ultra Short Bond Portfolio (DFA)	_____ %	_____ %
Grand Total (for all sections above)	**100** %	**100** %

USLA-579 (8/19)

Page 6 of 9

7 Investment Options / Optional Programs *[continued]*

[7(c)]. Optional Programs ←4

8↓

- ❑ **Systematic Withdrawal:** If you and your [financial advisor] determined that a Systematic Withdrawal Program is appropriate for you, include the [Systematic Withdrawal Program form [U5550SW])] with this Application. ←3
- 13a→ ❑ [**Automatic Asset Rebalancing*:** I discussed this option with my [financial advisor] ←8 and I request the investment options [referenced in [7(a)] ←4 [or 7(b)] ←4 above or] ←13 designated in the Investment Option Election Form to be rebalanced at the frequency selected below.

  (Select only one) ❑ Quarterly** ❑ Semiannually ❑ Annually

** If a DCA Account was selected, we use the DCA Target Allocation indicated for Automatic Asset Rebalancing instructions, unless separate Asset Allocation Rebalancing instructions are provided and included with this Application.*
*** If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly.]*

4→ **[7(d)]. Electronic Transaction and Electronic Delivery Authorization**

❑ **Yes** ❑ **No** **Electronic Transaction Authorization**

Your Contract, if issued, will allow for pre-authorized transfer privileges. These privileges allow the authorized [financial advisor] ← 8 and any other person(s) authorized by the Owner of the Contract who can furnish proper identification (upon completion by Owner of the authorization below) to make transfers and to change the allocation of future payments.

The United States Life Insurance Company in the City of New York ("the Company") and its affiliates and their directors, trustees, officers, employees, representatives, and/or [financial advisors] ← 8 will NOT be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expenses in acting in accordance with such instructions, and Owner will bear the risk of any such loss.

The Company will employ reasonable procedures to authenticate that the transfer instructions are genuine and will provide confirmation of all transactions to Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. **If no selection is made above, the Company will assume that you do not authorize electronic requests.**

❑ **Yes** ❑ **No** **Electronic Delivery Consent:** I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my contract including but not limited to:

- Regulatory disclosure documents (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds);
- Account documents (periodic statements and confirmations);
- Policy Forms (annuity contract and applicable endorsements and riders);
- Tax forms; and
- Annuity related correspondence (privacy notice and other notices to customers).

14→ I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—by email or by email notice of a document's availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

- There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.
- I must notify Company promptly when my e-mail address changes.
- I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.
- The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format.
- For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)
- This consent is effective until further notice by the Company or until I revoke it.

1→ Please call [1-800-445-7862] if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below.

*Email address: ____

*Custodially owned contracts: Please provide the annuitant's email address. Other non-natural owners (such as trusts): Please provide the email address of the authorizing signatory.

USLA-579 (8/19)

Page 7 of 9 8 Acknowledgements and Signature(s) 8(a). Replacement ï± Yes ï± No Do you have any existing life insurance policies or annuity contracts? (Must check either Yes or No.) ï± Yes ï± No Is the purchase of this annuity intended to replace, terminate, or change the value of any existing life insurance policies or annuity contracts? (Must check either Yes or No) 8ï,¯ Please provide the replacement information on the required forms, which can be obtained from your [financial advisor] and include them with this Application. 8(b). Acknowledgement of Owner(s) I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the Contract. By signing below, I declare the following: ï,· I acknowledge receipt, either physically or electronically, of the current prospectus, which includes the applicable investment options, for this variable annuity and have read it carefully. ï,· I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State. ï,· If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan. 15ï,® ï,· [I understand that Subsequent Purchase Payment(s) received on or after the first Contract Anniversary will not be accepted into the Contract if an optional Guaranteed Living Benefit is elected in Section [6(b)] ï,¬4. The 1-Year Fixed Account Option is not available for investment while the optional Living Benefit is attached to the Contract.] 15ï,® ï,· [If I did not elect an Optional Living Benefit in Section [6(b)] ï,¬4, my signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form included with this Application.] Owner’s signature Date Joint owner’s signature (if applicable) Date USLA-579 (8/19)

Page 8 of 9

9 [Financial Advisor] Information and Signature(s) ←8

9(a). Replacement

❑ Yes ❑ No Do you have reason to believe that the owner has any existing life insurance policies or annuity contracts?

❑ Yes ❑ No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued?

9(b). Acknowledgements

I certify that the Application was signed and dated by the Owner after all answers and information were recorded herein; and I have truly and accurately recorded on this form all of the information provided by the Owner. Further, by signing below, I certify:

- **I have instructed the owner to answer the questions in Section 8(a) appropriately. I am providing the replacement information on the required forms, which can be obtained at [aig.com/annuities], and including them with this Application.** ↑1
- I have reviewed the owner's financial situation and needs, including the financial resources used for the funding of the policy and the owner's financial time horizon, including duration of existing liabilities and obligations, and have determined that the owner has the financial ability to meet the financial commitments under the policy.
- It is my reasonable belief that based on the information the owner provided and based on all the circumstances known to me at the time the recommendation was made, the annuity being applied for, based on my recommendation, meets the owner(s)' insurance needs and/or financial objectives.
- I have informed the owner of various features of the policy and potential consequences of the sales transaction, both advantages and disadvantages, and the basis of the recommendation. I represent that I have delivered the appropriate product prospectuses and any supplements for the variable annuity and other related materials such as the compensation information regarding the manner in which I am compensated for the sale and servicing of this product, and have used only current, carrier-approved sales material.
- My recommendation was made with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use under the circumstances prevailing.
- I understand that I must act in the best interest of the owner. I only considered the interests of the owner when making the recommendation to purchase this annuity. I may receive a commission from, or have another financial interest in, the recommended transaction. However, my recommendation is based solely on the owner's financial interests.
- **I have verified the identity of the owner and annuitant, if the owner is non-natural, by reviewing a government-issued photo identification and any other required documentation.**

1. [Financial Advisor's] signature ←8 ____________________

[Financial Advisor's] name (please print) ←8 ____________________

Address ____________________ City ____________________

State ______ ZIP __________ Phone __________ [Financial Advisor] ID number ←8 __________

Email ____________________ Broker / Dealer firm name ____________________

[SSN (1st 5 digits **ONLY**)- ______________] ←16

16→ [2. [Financial Advisor's] signature ←8 ____________________

[Financial Advisor's] name (please print) ←8 ____________________

Address ____________________ City ____________________

State ______ ZIP __________ Phone __________ [Financial Advisor] ID number ←8 __________

Email ____________________ Broker / Dealer firm name ____________________

[SSN (1st 5 digits **ONLY**)- ______________] ←16

3. [Financial Advisor's] signature ←8 ____________________

[Financial Advisor's] name (please print) ←8 ____________________

Address ____________________ City ____________________

State ______ ZIP __________ Phone __________ [Financial Advisor] ID number ←8 __________

Email ____________________ Broker / Dealer firm name ____________________

[SSN (1st 5 digits **ONLY**)- ______________] ←16]

USLA-579 (8/19)

Page 9 of 9 [For [financial advisor] ï,¬8 use only. ] ï,¬16Please contact your home office with any questions. ï± Option 1 (Not available if the [Early Access] feature is elected.) ï± Option 2 ï± Option 3 17ï,® ï± Option 4ï± Option 5ï± Option 6 [Financial Advisor] 1______% [Financial Advisor] 2______% [Financial Advisor] 3______% ï,¬8 Note: If there are more than 16ï,®[three] 8ï,®[financial advisors], please include the information required above, including applicable 16ï,® percentages (must total 100%) among all 8ï,®[financial advisors], on a separate document for the remaining 8ï,®[financial advisor(s)] and submit with this Application. USLA-579 (8/19)